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                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                   PILGRIM AMERICA BANK AND THRIFT FUND, INC.

         PILGRIM AMERICA BANK AND THRIFT FUND, INC., a Maryland corporation (hereinafter called "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The text of the Charter of the Corporation is hereby restated to read in its entirety as follows:

         FIRST: The name of the corporation (which is hereinafter called the "Corporation") is: Pilgrim America Bank and Thrift Fund, Inc.

         SECOND: The purposes for which the Corporation is formed are as follows:

         (a) To act as a diversified open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and

         (b) To carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraph of this Article, as well as all activities and things necessary and incidental thereto, to the full extent empowered by such laws.

         THIRD: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21201. The resident agent of the Corporation in this State is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21201.

         FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million (100,000,000) shares of the par value of One Tenth of One Cent ($.001) and of the aggregate par value of one hundred thousand ($100,000). Until such time as the Board determines otherwise in accordance with these Articles, the Common Stock shall be divided into two classes consisting of sixty million (60,000,000) shares of Class A Common Stock and forty million (40,000,000) shares of Class B Common Stock.

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         (a) Except as otherwise provided in the Charter, each share of Common
Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights, except that
(i) expenses related to the distribution of a class of shares shall be borne solely by such class; (ii) the bearing of any such expenses solely by shares of a class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; and (iii) each class may be subject to a front-end sales load, a contingent deferred sales charge and/or a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time. All shares of a particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

         (b) Each share of the Class B Common Stock of the Corporation shall be converted automatically into shares (including fractions thereof) of the Class A Common Stock of the Corporation at such times as may be determined by the Board of Directors in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and of the applicable rules and regulations of the National Association of Securities Dealers, Inc. and pursuant to such procedures as may be established from time to time by the Board of Directors and disclosed in the Corporation's then current prospectus for such Class A and Class B Common Stock. The conversion will be effected at the relative net asset values per share of the two Classes. On the Conversion Date, the shares of the Class B Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

         (c) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this Section Fourth and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission, and conditions or limitations contained in any order issued by the Securities and Exchange Commission applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

         FIFTH: The number of directors of the Corporation shall be six and the names of those who are currently in office and who will serve as such directors until the election of directors next succeeding their election and until their successors are duly chosen and qualified are as follows:

                                               Mary A. Baldwin
                                               John P. Burke
                                               Al Burton
                                               Bruce S. Foerster
                                               Jock Patton
                                               Robert W. Stallings

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         The By-Laws of the Corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorized the Board of Directors, by the vote of a majority of the entire

Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within the limits specified from time to time in the By-Laws, provided that in no case shall the number of directors by less than three or the number of stockholders, whichever is less, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

         SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

         (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

         (b) The Board of Directors of the Corporation shall be authorized, from time to time, to classify or to reclassify any unissued shares of stock of the Corporation into one or more additional or other classes by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any class. Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation and with respect to each class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with the requirements of regulatory or legislative authorities. The stock of the Corporation may be issued in one or more series as the Directors may, without stockholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The shares of stock in each series shall at all times be divided into shares having a par value of $.001, each of which shall represent an equal proportionate interest in the series with each other share of the same series, none having priority on preference over another.

         (c) The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holders thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of their proportionate interest represented by such fractional shares.

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         (d) Except to the extent otherwise prohibited by applicable law, the

Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction or business; and except to the extent otherwise provided by applicable law, no such contract or transaction or business shall be invalidated or voidable or in any way affected thereby nor shall any such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business and in the case of directors of the Corporation that any requirements of the Maryland General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would be otherwise subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (e) The method of computing the "net asset value" of each share of stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation; and subject to the authority of the Board of Directors to change the method of such computation, such net asset value shall be computed as follows:

         The net asset value per share is determined on a daily basis, by dividing the value of the Corporation's portfolio securities plus all cash and other assets (including dividends accrued but not collected) less all liabilities (including accrued expenses but excluding capital and surplus) by the number of shares outstanding. The net asset value per share will be made available for publication.

         Each security will be valued on the basis of the last sales price on the valuation date on the principal exchange on which traded or the NASDAQ system. Securities in which there were no transactions on the valuation date will be valued by taking the mean between the latest "bid" and "asked" prices. Securities for which quotations are not readily available and other assets will be valued at fair value as determined in good faith by the Board of Directors. Notwithstanding the above, Short Term Debt Securities with maturities of 60 days or less are valued at amortized cost.


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         The Board of Directors is empowered in its absolute discretion to establish other methods of determining the net asset value of the shares of stock whenever such methods are deemed by it to be necessary or desirable in order (i) to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, or (ii) to more fairly and accurately reflect the net asset value for such shares of stock.

         (f) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation or any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the Corporation, as to the market value of any investment or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         (g) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

         (h) The stockholders of the Corporation may remove any director of the Corporation prior to the expiration of his term of office for cause, and not otherwise, by the affirmative vote of a majority to all votes entitled to be cast for the election of directors.

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         (i) The Corporation reserves the right to make, from time to time, any amendments of its Articles of Incorporation which may now or hereafter be authorized by law, including any amendments which alter the contract rights of any class of outstanding stock as expressly set forth in the Articles of Incorporation.

         (j) Except to the extent otherwise specifically provided in the Articles of Incorporation or By-Laws of the Corporation, the Corporation may authorize or take any corporate action (including, but without limitation, any amendment to its Articles of Incorporation) upon the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, notwithstanding any provision of the Maryland General Corporation Law which would otherwise require more than a majority vote of the outstanding shares of stock to authorize or take such action.

         (k) (1) All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder pursuant to the applicable provisions of the Investment Company Act and laws of the State of Maryland, including any applicable rules and regulations thereunder. Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Charter of the Corporation. The Board of Directors may establish procedures for redemption of stock.

         (2) A redemption fee of two percent (2%) of the then net asset value of Class A Common Stock shares shall be imposed with respect to Class A Common Stock shares into which shares of the Common Stock of the Corporation have been reclassified pursuant to Article SECOND of these Articles of Amendment and Restatement and that are outstanding on the date that the Corporation converts to an open-end investment company. The redemption will apply to such shares that are redeemed or that are exchanged for shares of another open-end Pilgrim America Fund including Pilgrim America Money Market Shares on or before the one year anniversary date of the date on which the Corporation converts to an open-end investment company. The proceeds of the aforesaid redemption fee shall be retained by the Corporation. With the approval of the Board of Directors, the aforesaid redemption fee may be reduced or waived, in whole or in part, and any reductions or waivers may vary among the stockholders.

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         (3)(i) The term "Minimum Amount" when used herein shall mean one thousand dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time. The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

         (ii) If the net asset value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (d), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

         (iii) The notice referred to in paragraph (ii) of this subsection (d) shall be in writing personally delivered or deposited in the mail at least thirty days (or such other time as the Board of Directors may specify from time to time) prior to such redemption. If mailed, notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (d) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge or deferred sales charge or other amount payable on such redemptions pursuant to the terms of issuance of such shares or imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Charter of the Corporation.

         (4) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

         (l) Unless otherwise provided by the Board of Directors, no holder of stock of any class shall be entitled to preemptive rights to subscribe for or purchase or receive any part of any new or additional issue of stock of any class of the Corporation or securities convertible into stock of any class of the Corporation.

         SEVENTH: The following provision is hereby adopted for the purpose of indemnifying the directors of the Corporation:

         To the maximum extent permitted by the Maryland General Corporation Law as from time to time amended, but subject to any limitations which may be imposed pursuant to the Investment Company Act of 1940 or any rule or regulation thereunder, the Corporation shall indemnify its currently acting and its former directors, officers and agents and those persons

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who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

         EIGHTH:  The duration of the Corporation shall be perpetual.

         SECOND: Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class A Common Stock. Shares of Class A Common Stock resulting from the aforesaid reclassification and that are outstanding on the date that the Corporation converts to an open-end investment company shall be subject, without limitation, to the redemption fee provided for in Article SIXTH, paragraph l(2) of the Charter of the Corporation as set forth in Article FIRST of these Articles of Amendment and Restatement, subject to the reduction and waiver provisions contained therein. Outstanding certificates representing issued and outstanding shares of Common Stock immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of Class A Common Stock. Certificates representing shares of the Class A Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer with the request that a new certificate be provided. The Class A Common Stock and Class B Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Charter of the Corporation as herein amended and restated.

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         THIRD: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, the name and address of the Corporation's current resident agent, the current number of directors of the Corporation and their names are as set forth herein.

         FOURTH: The foregoing amendment and restatement of the Articles of Incorporation of the Corporation was duly and unanimously approved and advised by unanimous consent of the Board of Directors and approved by a majority of the shareholders of the Corporation.

         FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was fifty million (50,000,000) shares of the par value of One Tenth of One Cent ($.001) per share and of the aggregate par value of fifty thousand dollars ($50,000) all of which shares were designated Common Stock. The total number of shares of capital stock that the Corporation has authority to issue upon these Articles of Amendment and Restatement becoming effective is one hundred million (100,000,000) shares, all of the par value of One Tenth of One Cent ($.001) per share, and of the aggregate par value of one hundred thousand dollars ($100,000). Sixty million (60,000,000) of the authorized shares of Common Stock of the Corporation are classified as Class A Common Stock, and forty million (40,000,000) of such shares are classified as Class B Common Stock.

         SIXTH: These Articles of Amendment and Restatement shall become effective on __________, 1997 at _____ p.m. Eastern Time.

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         IN WITNESS WHEREOF, PILGRIM AMERICA BANK AND THRIFT FUND, INC. has
caused these articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on ___________, 1997.

                                         PILGRIM AMERICA BANK AND THRIFT
                                         FUND, INC.

                                         By:_________________________
                                             Robert W. Stallings, President

Witnessed By:

______________________
James M. Hennessy, Secretary


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         THE UNDERSIGNED, President of PILGRIM AMERICA BANK AND THRIFT FUND,
INC., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                  ______________________
                                                  Robert W. Stallings


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